As filed with the Securities and Exchange Commission on December 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	83-3713938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of Principal Executive Offices)	(Zip Code)

1847 GOEDEKER INC. 2020 EQUITY INCENTIVE PLAN
(Full title of the plan)

Albert Fouerti
Chief Executive Officer

3817 Millstone Parkway

St. Charles, MO 633301

(888) 768-1710

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share(2)	10,000,000	$2.62	$26,200,000	$2,428.74

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement covers any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2020 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)	This Form S-8 registers 10,000,000 additional shares of the Registrant’s common stock for issuance under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock reported on NYSE American on December 23, 2021.

EXPLANATORY NOTE

1847 Goedeker Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 10,000,000 additional shares of its common stock, par value $0.0001 per share, under the Registrant’s 2020 Equity Incentive Plan, as amended (the “Plan”). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of (i) the Registration Statement on Form S-8 filed with the Commission on August 3, 2020 (File No. 333-240307) and (ii) the Registration Statement on Form S-8 filed with the Commission on May 24, 2021 (File No. 333-256402) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 29, 2021;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed on May 12, 2021;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 filed on August 12, 2021;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 filed on November 15, 2021;

(5)	The Registrant’s Current Reports on Form 8-K filed on January 20, 2021, March 25, 2021, March 29, 2021, April 5, 2021, April 6, 2021, June 3, 2021, June 9, 2021, July 20, 2021, August 13, 2021, August 27, 2021, September 3, 2021, October 21, 2021, November 5, 2021, November 24, 2021 and December 22, 2021; and

(6)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39418) filed on May 26, 2021 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of 1847 Goedeker Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed on August 3, 2020)
4.2*	Certificate of Amendment of Amended and Restated Certificate of Incorporation of 1847 Goedeker Inc.
4.3	Bylaws of 1847 Goedeker Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on April 22, 2020)
4.4	Amendment No. 1 to Bylaws of 1847 Goedeker Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 13, 2021)
5.1*	Opinion of Bevilacqua PLLC as to the legality of the shares
23.1*	Consent of Friedman LLP
23.2*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1	1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K filed on March 29, 2021)
99.2	Amendment No. 1 to 1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 filed on May 3, 2021)
99.3*	Amendment No. 2 to 1847 Goedeker Inc. 2020 Equity Incentive Plan

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on December 28, 2021.

1847 GOEDEKER INC.

By:	/s/ Albert Fouerti
Albert Fouerti Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Albert Fouerti and Maria Johnson as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Albert Fouerti	Chief Executive Officer and	December 28, 2021
Albert Fouerti	Director (principal executive officer)

/s/ Maria Johnson	Chief Financial Officer	December 28, 2021
Maria Johnson	(principal financial and accounting officer)

/s/ Ellery W. Roberts	Chairman of the Board	December 28, 2021
Ellery W. Roberts

/s/ Ellette A. Anderson	Director	December 28, 2021
Ellette A. Anderson

/s/ Clark R. Crosnoe	Director	December 28, 2021
Clark R. Crosnoe

/s/ Glyn C. Milburn	Director	December 28, 2021
Glyn C. Milburn

/s/ G. Alan Shaw	Director	December 28, 2021
G. Alan Shaw

/s/ Alan P. Shor	Director	December 28, 2021
Alan P. Shor

/s/ Edward J. Tobin	Director	December 28, 2021
Edward J. Tobin

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